Exhibit 99.1
FOR IMMEDIATE RELEASE

Internet Media Services, Inc. Announces Name/Symbol Change and Reverse Split of Common Stock

Santa Monica, CA – May 14, 2014 – Internet Media Services, Inc. (the “Company”) (OTC: ITMV) announced today that effective May 15th, 2014, the Company’s new name will be U-Vend, Inc. and will temporarily trade under the symbol “ITMVD” for twenty business days to signify that the company has undergone a reverse split.  On June 12th, 2014, its symbol will then change to “UVND”.  In addition, the Company anticipates that upon the opening of trading on May 15th, 2014, the shares will reflect a 1 for 200 reverse split of its common stock.  Upon the reverse stock split, every two hundred shares of Internet Media Services, Inc.’s issued and outstanding common stock will be automatically converted into one newly issued and outstanding share of U-Vend, Inc. common stock.  All fractional shares created by the reverse stock split will be rounded to the nearest whole share.

“These events signify the launch of a very exciting time for U-Vend, Inc. and its shareholders.  For the last few months, we’ve been keenly focused on ensuring that this transition was executed proficiently and in the best interest of the company moving forward.  In tandem, we’ve been engaged in significant discussions on a number of market and national brand partnership opportunities for the strategic expansion of our next-generation of self-serve kiosks and look forward to presenting them to our shareholders, as well as the overall investment community,” stated Raymond Meyers CEO of U-Vend.

Once the reverse stock split becomes effective, stockholders holding shares through a brokerage account will have their shares automatically adjusted to the reflect the 1:200 reverse stock split.  Share adjustments to those possessing certificates can be made upon surrender to the Company’s transfer agent, Corporate Stock Transfer (www.corporatestock.com).  Please contact Corporate Stock Transfer for further information and costs by calling (303) 282-4800.

ABOUT U-VEND, INC.
U-Vend, Inc. is currently headquartered in Santa Monica, CA. with additional locations in Stoney Creek, Ontario, Canada, Chicago, IL. and Williamsville, NY.  U-Vend develops, distributes and markets various “next-generation” self-serve electronic kiosks in a variety of locations ranging from grocery stores, drug stores, mass merchants, malls, and other retail locations in North America.  The Company owns and operates kiosks and has partnered with numerous national consumer product companies to deliver new and unique customer retail experiences in an automated setting.  For more information on U-Vend, visit www.u-vend.com.

Follow U-Vend on Twitter: https://twitter.com/u_vend

Like U-Vend on Facebook: https://www.facebook.com/pages/U-Vend-Inc/515566561886917

For more information:

Corporate Office
Tel: (855) 55-UVEND
Email: info@u-vend.com

Investor Relations
Tel: (855) 55-UVEND, ext. 3
Email: ir@u-vend.com

Forward Looking Statements
Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to market acceptance for the Company’s products and services, its ability to succeed in increasing revenues in the near term to attain profitable operations and generate sufficient cash flow from operations, the effect of new competitors in its markets, its integration of acquired businesses, and other risk factors identified from time to time in its filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K which are available at the SEC’s website www.sec.gov. Other factors not currently anticipated may also materially and adversely affect Speedemissions’ results of operations, financial position, and cash flows.  There can be no assurance that future results will meet expectations.  While the Company believes that the forward-looking statements in this news release are reasonable, the reader should not place undue reliance on any forward-looking statement.  In addition, these statements speak only as of the date made.  The Company does not undertake, and expressly disclaims any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.